Exhibit 10.6

Execution Version

AMENDED AND RESTATED

VOTING AGREEMENT

TABLE OF CONTENTS

			Page
1.	Voting Provisions Regarding Board of Directors		2
	1.1	Size of the Board	2
	1.2	Board Composition	2
	1.3	Failure to Designate a Board Member	3
	1.4	Removal of Board Members	3
	1.5	No Liability for Election of Recommended Directors	4
	1.6	No “Bad Actor” Designees	4
2.	Vote to Increase Authorized Common Stock		4
3.	Drag-Along Right		4
	3.1	Definitions	4
	3.2	Actions to be Taken	5
	3.3	Exceptions	6
	3.4	Restrictions on Sales of Control of the Company	8
4.	Remedies		8
	4.1	Covenants of the Company	8
	4.2	Irrevocable Proxy and Power of Attorney	8
	4.3	Specific Enforcement	8
	4.4	Remedies Cumulative	9
5.	“Bad Actor” Matters		9
	5.1	Representation	9
	5.2	Covenant	9
6.	Term		9
7.	Miscellaneous		9
	7.1	Additional Parties	9
	7.2	Transfers	10
	7.3	Successors and Assigns	10
	7.4	Governing Law	10
	7.5	Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument	10
	7.6	Titles and Subtitles	10
	7.7	Notices	11
	7.8	Consent Required to Amend, Terminate or Waive	11
	7.9	Delays or Omissions	12

i

TABLE OF CONTENTS
(continued)

ii

Schedule A	-	Investors
Schedule B	-	Key Holders
Exhibit A	-	Adoption Agreement
Exhibit B	-	Consent of Spouse

iii

AMENDED AND RESTATED
VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”), is made and entered into as of March 17, 2017, by and among Lantern Pharma Inc., a Texas corporation (the “Company”), the holders of the Company’s Series A Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Sections 7.1(a) or 7.2 below, the “Investors”), and those certain stockholders of the Company listed on Schedule B (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Sections 7.1(b) or 7.2 below, the “Key Holders,” and together collectively with the Investors, the “Stockholders”).

RECITALS

A. Concurrently with the execution of this Agreement, the Company and the Investors are entering into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of the Company’s Series A Preferred Stock, and in connection with that agreement the parties desire to provide the Investors with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B. The Amended and Restated Certificate of Formation of the Company (the “Restated Certificate”) provides that (a) the holders of record of the shares of the Company’s Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Company (each, a “Series A Director”); and (b) the holders of record of the shares of common stock of the Company, $0.01 par value (“Common Stock”), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company.

C. The Company and the existing Investors and Key Holders (collectively, the “Existing Parties”) are parties to that certain Voting Agreement dated as of December 31, 2014 (the “Prior Agreement”). The Existing Parties desire that the Company sell shares of Series A Preferred Stock, that the Company grant the purchaser of the Series A Preferred Stock the rights contemplated herein, and that the Prior Agreement be amended and restated in its entirety as set forth herein.

D. Pursuant to Section 6.8 of the Prior Agreement, any amendment or modification of the Prior Agreement shall be effective if evidenced by a written instrument executed by (i) the Company, (ii) the Key Holders holding as least a majority of the shares of Common Stock then held by the Key Holders, and (c) the holders of at least a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). The Existing Parties, in each case, holding not less than the minimum number of shares required to amend the Prior Agreement, hereby consent in writing to this amendment and restatement in its entirety of the Prior Agreement and the adoption of this Agreement as the sole agreement concerning the rights set forth in the Prior Agreement.

E. In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Parties hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto, intending to be legally bound, further agree as provided herein.

F. The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on, or tendered in connection with, an acquisition of the Company.

NOW, THEREFORE, the parties agree as follows:

1. Voting Provisions Regarding Board of Directors.

1.1 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at four (4) directors and may be increased only with the written consent of Investors holding Series A Preferred Stock representing at least a majority of the shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Series A Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a) One person designated by Bios Fund I, LP (“Bios I”) and Bios Fund I QP, LP (together with Bios I, “Bios”), which individual shall be selected at such time as determined by Bios, to serve as one of the two Series A Directors, for so long as Bios and its Affiliates continue to own beneficially at least seven and one-half percent (7.5%) of the shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock), which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like;

(b) One person designated by Green Park & Golf Ventures, LLC, a Texas limited liability company (“Green Park”), which individual shall be selected at such time as determined by Green Park, to serve the remaining Series A Director, for so long as Green Park and its Affiliates continue to own beneficially at least seven and one-half percent (7.5%) shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of Series A Preferred Stock), which number is subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like; and

(c) For so long as the Key Holders hold at least 400,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), two individuals designated by the holders of a majority of the Shares of Common Stock held by the Key Holders, which individuals shall initially be Peter Nara and Arunkumar Asaithambi.

To the extent that any of clauses (a) through (c) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Sections 1.3 or 1.4 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person, or of the holders of at least a majority of the shares of stock, entitled under Section 1.3 to designate that director; or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.3 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 1.3 or 1.4 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Section 1.2(a) or 1.2(b) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

1.6 No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Series A Preferred Stock outstanding at any given time.

3. Drag-Along Right.

3.1 Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the out-standing voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate.

3.2 Actions to be Taken. In the event that the holders of at least seventy-five percent (75%) of the shares of Common Stock then issued or issuable upon conversion of the shares of Series A Preferred Stock (the “Selling Investors”) approve a Sale of the Company in writing, specifying that this Section 3 shall apply to such transaction, then each Stockholder and the Company hereby agree:

(a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 3.3 below, on the same terms and conditions as the Selling Investors;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(g) in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct.

3.3 Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Section 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b) the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c) the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and subject to the provisions of the Restated Certificate related to the allocation of the escrow, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Proposed Sale;

(d) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which need not be limited as to such Stockholder;

(e) upon the consummation of the Proposed Sale (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Series A Preferred Stock will receive the same amount of consideration per share of such series of Series A Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of at least a majority of the Series A Preferred Stock elect to receive a lesser amount by written notice given to the Company at least five (5) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Series A Preferred Stock and Common Stock shall be allocated among the holders of Series A Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Series A Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Key Holder Shares or Investor Shares, as applicable, pursuant to this Section 3.3(e) includes any securities and due receipt thereof by any Key Holder or Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Key Holder or Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Key Holder or Investor in lieu thereof, against surrender of the Key Holder Shares or Investor Shares, as applicable, which would have otherwise been sold by such Key Holder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Key Holder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Key Holder Shares or Investor Shares, as applicable; and

(f) subject to clause (e) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 3.3(f) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

3.4 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Series A Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Restated Certificate in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless the holders of at least a majority of the Series A Preferred Stock elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

4. Remedies.

4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2 Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company, and a designee of the Selling Investors, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, election of persons as members of the Board in accordance with Section 1 hereto, votes to increase authorized shares pursuant to Section 2 hereof and votes regarding any Sale of the Company pursuant to Section 3 hereof, and hereby authorizes each of them to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 3, respectively, of this Agreement or to take any action necessary to effect Sections 2 and 3, respectively, of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

4.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. “Bad Actor” Matters.

5.1 Representation. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (a “Disqualification Event”) is applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean with respect to any Person any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) of the Securities Act.

5.2 Covenant. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

6. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; (c) termination of this Agreement in accordance with Section 7.8 below.

7. Miscellaneous.

7.1 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series A Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of Series A Preferred Stock become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person shall thereafter shall be deemed an Investor and Stockholder for all purposes under this Agreement.

(b) In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Series A Preferred Stock described in Section 7.1(a) above), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

7.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 7.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 7.12.

7.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law. This Agreement shall be governed by the internal law of the State of Texas.

7.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.7. If notice is given to the Company, a copy shall also be sent to McGuireWoods LLP, Attn: David McLean, Esq., 2000 McKinney Avenue, Suite 1400, Dallas, TX 75201.

7.8 Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders holding at least a majority of the Shares then held by the Key Holders; and (c) the holders of at least a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). Notwithstanding the foregoing:

(a) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(b) the consent of the Key Holders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;

(c) Schedules A hereto may be amended by the Company from time to time in accordance with Section 1.3 of the Purchase Agreement to add information regarding additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto;

(d) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party; and (e) Section 1.2(a) of this Agreement shall not be amended or waived without the written consent of Bios, and Section 1.2(b) of this Agreement shall not be amended or waived without the written consent of at least a majority of the shares of Common Stock.

The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination, or waiver effected in accordance with this Section 7.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Section 7.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

7.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nonbreaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.12 Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED, RESTATED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 7.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 7.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.13 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 7.12.

7.14 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

7.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

7.16 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Texas and to the jurisdiction of the United States District Court for the Northern District of Texas for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Texas or the United States District Court for the Northern District of Texas, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the abovenamed courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Each party will bear its own costs in respect of any disputes arising under this Agreement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the U.S. District Court for the Northern District of Texas or any state court of the State of Texas having subject matter jurisdiction.

7.17 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

7.18 Spousal Consent. If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first written above.

COMPANY:

Lantern Pharma Inc., a Texas corporation

By:
Name:	Arunkumar Asaithambi
Title:	President

[Signature Page To Amended and Restated Voting Agreement]

KEY HOLDERS:

Biological Mimetics Inc.

By:
Name:	Dr. Peter L. Nara
Title:	President and CEO

[Signature Page To Amended and Restated Voting Agreement]

Health Wildcatters Fund II, LLC

By:
Name:	Hubert Zajicek
Title:	CEO

[Signature Page To Amended and Restated Voting Agreement]

Arunkumar Asaithambi

[Signature Page To Amended and Restated Voting Agreement]

Jeff Thomas

[Signature Page To Amended and Restated Voting Agreement]

INVESTORS:

GPG LPI Investment, LLC

By:
Name:
Title:

[Signature Page To Amended and Restated Voting Agreement]

Peter Gottlieb

[Signature Page To Amended and Restated Voting Agreement]

Oncology Venture, APS

By:
Name:
Title:

[Signature Page To Amended and Restated Voting Agreement]

J H Starship LLC

By:
Name:
Title:

[Signature Page To Amended and Restated Voting Agreement]

Beefeater Assets LTD

By:
Name:
Title:

[Signature Page To Amended and Restated Voting Agreement]

Vandna Chavda

[Signature Page To Amended and Restated Voting Agreement]

Michael J. McNally

[Signature Page To Amended and Restated Voting Agreement]

Chad Hebel

[Signature Page To Amended and Restated Voting Agreement]

C. H. Kiser & Company, LLC

By:
Name:
Title:

[Signature Page To Amended and Restated Voting Agreement]

Meridian Energy Investments, LLC

By:
Name:
Title:

[Signature Page To Amended and Restated Voting Agreement]

The Cook Family Living Trust

By:
Name:
Title:

[Signature Page To Amended and Restated Voting Agreement]

Bios Fund I, LP

By: Bios Equity Partners, LP, its general partner

By:
Name:	Leslie Wayne Kreis, Jr.
Title:	Managing Partner

Bios Fund I QP, LP

By: Bios Equity Partners, LP, its general partner

By:
Name:	Leslie Wayne Kreis, Jr.
Title:	Managing Partner

[Signature Page To Amended and Restated Voting Agreement]

SCHEDULE A

INVESTORS

Name	Address	Number of Shares Held
GPG LPI Investment, LLC	[_________________]	168,164
Peter Gottlieb	[_________________]	21,197
J H Starship LLC	[_________________]	2,778
Beefeater Assets LTD	[_________________]	2,384
Vandna Chavda	[_________________]	7,155
Michael J. McNally	[_________________]	4,767
C.H. Kiser & Company, LLC	[_________________]	4,771
Meridian Energy Investments, LLC	[_________________]	9,543
The Cook Family Living Trust	[_________________]	2,781
Chad Hebel	[_________________]	7,134
Bios Fund I, LP	1401 Foch Street, Suite 140 Fort Worth, Texas 76107 Phone: 817-381-5370	289,429.10
Bios Fund I QP, LP	1401 Foch Street, Suite 140 Fort Worth, Texas 76107 Phone: 817-381-5370	169,286.5

SCHEDULE B

KEY HOLDERS

Name	Address	Number of Shares Held
Biological Mimetics Inc.	[_________________]	600,000
Arunkumar Asaithambi	[_________________]	400,000
Health Wildcatters Fund II, LLC	[_________________]	121,432	*
Jeff Thomas	[_________________]	4587.2

*Health Wildcatters Fund II, LLC holds 97,561 shares of Common Stock and 23,871 shares of Preferred Stock, for a total of 121,432 shares held.

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Amended and Restated Voting Agreement dated as of [______ __, 20__] (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”)[ or options, warrants, or other rights to purchase such Stock (the “Options”)], for one of the following reasons (Check the correct box):

☐	As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	As a new Investor in accordance with Section 7.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	In accordance with Section 7.1(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	LANTERN PHARMA INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

EXHIBIT B

CONSENT OF SPOUSE

I, _____________________, spouse of____________________, acknowledge that I have read the Amended and Restated Voting Agreement, dated as of [____ __, 20__], to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of ______________________

Signature

Print Name

Amendment to Voting Agreement

This Amendment to Voting Agreement (this “Amendment”) is entered into as of February 26, 2019 by Lantern Pharma Inc., a Texas corporation (the “Company”) and by the undersigned holders (the “Undersigned Holders”) of at least a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors.

WHEREAS, the Company and the Undersigned Holders are parties to that certain Amended and Restated Voting Agreement, dated as of March 17, 2017, by and among the Company and the Investors and Key Holders named in such agreement (the “Agreement”); and

WHEREAS, on November 20, 2018, the Company filed with the Secretary of State of the State of Texas a Certificate of Amendment (the “Certificate Amendment”) to the Company’s Amended and Restated Certificate of Formation previously filed with the Secretary of State of the State of Texas on March 16, 2017.

NOW, THEREFORE, the Company and the Undersigned Holders hereby agree and consent as follows:

1.	The Agreement (including, without limitation, the definition of “Restated Certificate” in Paragraph B of the RECITALS Section of the Agreement) is hereby amended so that the term “Restated Certificate” in the Agreement means the Amended and Restated Certificate of Formation of the Company, as amended from time to time.

2.	In connection with such amendment, the Agreement is hereby amended as necessary to reflect that the term “Restated Certificate” in the Agreement includes the Certificate Amendment.

3.	The Agreement is hereby further amended as necessary to reflect the amendments described in Sections 1 and 2 of this Amendment.

4.	The Agreement, as amended hereby, shall continue in full force and effect in accordance with its terms.

5.	Each capitalized term used but not otherwise defined in this Amendment shall have the meaning given to such term in the Agreement.

6.	Each of the Company and the Undersigned Holders agrees to take such other actions and execute such further documents as may be reasonably requested by the Company or the Undersigned Holders in order to further reflect or fulfill the terms of this Amendment. This Amendment may be executed in counterparts with the same effect as if all signatories had signed the same document.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have signed this Amendment to indicate their agreement with respect to the matters described herein.

Company:

Lantern Pharma Inc.

By:
Panna Sharma
President & Chief Executive Officer

Undersigned Holders:

Bios Fund I, LP

By:
Title:	Managing Partner of Bios Equity Partners, LP, its General Partner
Date:	02/26/2019

Bios Fund I QP, LP

By:
Title:	Managing Partner of Bios Equity Partners, LP, its General Partner
Date:	02/26/2019

2

Amendment to Voting Agreement

This Amendment to Voting Agreement (this “Amendment”) is entered into as of October 4, 2019 by Lantern Pharma Inc., a Texas corporation (the “Company”), by the undersigned Key Holders (the “Undersigned Key Holders”) holding at least a majority of the Shares currently held by the Key Holders, and by the undersigned holders (the “Undersigned Series A Holders”) of at least a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock held by the Investors. The Undersigned Key Holders and the Undersigned Series A Holders are herein collectively referred to as the “Undersigned Holders”.

WHEREAS, the Company and the Undersigned Holders are parties to that certain Amended and Restated Voting Agreement, dated as of March 17, 2017 and further amended as of February 26, 2019 (collectively, the “Agreement”), by and among the Company and the Investors, Key Holders and other additional parties to such agreement; and

WHEREAS, the Company and the Undersigned Holders wish to make certain amendments to the Agreement.

NOW, THEREFORE, the Company and the Undersigned Holders hereby agree and consent as follows:

1.	The Agreement is hereby amended to add a new Section 1.2(d), which new Section 1.2(d) shall read in its entirety as follows:

“(d) One person designated by the holders of at least a majority of the then outstanding shares of the Company’s Common Stock; and”

2.	The Agreement is hereby amended to add a new Section 1.2(e), which new Section 1.2(e) shall read in its entirety as follows:

“(e) One person designated by the holders of at least a majority of the then outstanding shares of the Company’s Series A Preferred Stock.”

3.	The Agreement is hereby further amended as necessary to reflect the amendments described in Sections 1 and 2 of this Amendment, including, without limitation, as necessary to reflect that the individuals to be elected as directors pursuant to new Sections 1.2(d) and 1.2(e) of the Agreement shall be in addition to the individuals to be elected as directors pursuant to Sections 1.2(a), 1.2(b) and 1.2(c) of the Agreement.

4.	The first sentence of Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

“Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at seven (7) directors and may be increased only with the written consent of Investors holding Series A Preferred Stock representing at least a majority of the shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock.”

5.	Paragraph B of the “Recitals” section of the Agreement is hereby amended to read in its entirety as follows:

“B. The Company’s Certificate of Formation, as restated and amended, currently provides that (a) the holders of record of the shares of the Company’s Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two directors of the Company (each, a “Series A Director”); (b) the holders of record of the shares of common stock of the Company, $0.01 par value (“Common Stock”), exclusively and voting together as a single class, shall be entitled to elect two directors of the Company; and (c) the holders of record of the shares of the Company’s Common Stock and of any other class or series of voting stock (including the Series A Preferred Stock), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company. For purposes of this Agreement, the term “Restated Certificate” shall mean the Amended and Restated Certificate of Formation of the Company, as amended from time to time.”

6.	The penultimate paragraph of Section 1.2 of the Agreement is hereby amended so that the reference to “clauses (a) through (c)” in such penultimate paragraph of Section 1.2 shall hereafter be a reference “clauses (a) through (e)”.

7.	The Agreement is hereby amended to remove the word “and” at the very end of Section 1.2(b).

8.	The Agreement is hereby amended to replace the period at the end of Section 1.2(c) with a semicolon.

9.	The Agreement, as amended hereby, shall continue in full force and effect in accordance with its terms.

10.	Each capitalized term used but not otherwise defined in this Amendment shall have the meaning given to such term in the Agreement.

11.	Each of the Company and the Undersigned Holders agrees to take such other actions and execute such further documents as may be reasonably requested by the Company or the Undersigned Holders in order to further reflect or fulfill the terms of this Amendment. This Amendment may be executed in counterparts with the same effect as if all signatories had signed the same document.

[signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have signed this Amendment to indicate their agreement with respect to the matters described herein.

Company:

Lantern Pharma Inc.

By:
Panna Sharma
President & Chief Executive Officer

Undersigned Series A Holders:

Bios Fund I, LP		Bios Fund I QP, LP

By:	BIOS Equity Partners, LP	By:	BIOS Equity Partners, LP
Its:	General Partner	Its:	General Partner

By:		By:
Title:		Title:

Bios Fund II, LP		Bios Fund II QP, LP

By:	BIOS Equity Partners II, LP	By:	BIOS Equity Partners II, LP
Its:	General Partner	Its:	General Partner

By:		By:
Title:		Title:

Bios Fund II NT, LP

By:	BIOS Equity Partners II, LP
Its:	General Partner

By:
Title:

3

Undersigned Series A Holders:

GPG LPI Investment, LLC		Lantern 3-19 Investment, LLC

By:	Green Park & Golf Ventures II, LLC	By:	Green Park & Golf Ventures II, LLC
Its:	Managing Member	Its:	Managing Member

By:		By:
Title:		Title:

Undersigned Key Holders:

Biological Mimetics, Inc.

By:
Title:

4